UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019 (November 1, 2019)

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 1, 2019, MarketAxess Holdings Inc. (the “Company”) completed its previously-announced acquisition of all of the outstanding equity interests of LiquidityEdge LLC (“LiquidityEdge”).

Pursuant to the Unit Purchase Agreement, by and among the Company, LiquidityEdge, the holders of all of the outstanding equity interests in LiquidityEdge (each a “Seller,” and, collectively, the “Sellers”), the representative of the Sellers identified therein (the “Sellers’ Representative”) and, for certain limited purposes, one of LiquidityEdge’s founders, dated as of August 12, 2019 (the “Agreement”), the Company acquired 100% ownership of LiquidityEdge in exchange for total consideration of approximately $150 million, including approximately $100 million in cash and 146,450 shares of the Company’s common stock, subject to customary adjustments for cash, debt, transaction expenses and working capital as set forth in the Agreement (the “Transaction”).

The Company financed the approximately $100 million of cash consideration with cash on hand. The Company issued 146,450 shares of its common stock to the Sellers, valued at a price of $341.4025 per share (calculated based on the average of the volume-weighted average of the trading price of the Company’s common stock on the NASDAQ Global Select Market during the thirty-day period ending on October 25, 2019, the fifth (5th) trading day prior to the closing of the Transaction), representing less than 1% of the outstanding shares of the Company’s common stock.

A portion of the stock consideration was placed in escrow to secure the Sellers’ indemnification obligations under the Agreement. In addition, under the Agreement, the Sellers are prohibited from transferring any of the Company common stock received in the Transaction for a period of six months following the closing of the Transaction.

The description of the Agreement set forth herein is summary in nature, does not purport to be a complete description of the terms of the Agreement or of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2019 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 4, 2019, the Company issued a press release announcing the completion of its acquisition of LiquidityEdge, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Pursuant to a letter dated September 25, 2019 (the “Relief Letter”), the Company has obtained relief from the Staff of the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 of Regulation S-X, from the requirements of Rule 3-05 of Regulation of S-X to provide certain historical financial statements that would otherwise be required in connection with its acquisition of LiquidityEdge and to provide corresponding pro forma financial information required under Article 11 of Regulation S-X. In accordance with the Relief Letter, the Company will substitute an audited statement of assets acquired and liabilities assumed at fair value for the full financial statements of LiquidityEdge required by Rule 3-05 of Regulation S-X. The Company will file such audited statement by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Reference is made to the disclosure set forth in Item 9.01(a) above, which is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of MarketAxess Holdings Inc., dated November 4, 2019.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

By:	/s/ Scott Pintoff
Name:	Scott Pintoff
Title:	General Counsel and Corporate Secretary

Date: November 4, 2019

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